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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 2,263,010 shares for the Amended and Restated 1992 Incentive Stock Option Plan, the Amended and Restated 1997 Stock Plan, and the 1998 Employee Stock Purchase Plan of Atlantic Data Services, Inc., of our report dated April 13, 1998, with respect to the consolidated financial statements of Atlantic Data Services, Inc. included in its Registration Statement (Form S-1 No. 333-48703) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.




                                                         /s/  Ernst & Young LLP




Boston, Massachusetts
May 26, 1998